UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 11, 2009

MET-PRO CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-07763	23-1683282
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 723-6751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See disclosure under Item 3.03 below, which is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

(a)
Effective as of December 11, 2009, Met-Pro Corporation, a Pennsylvania corporation (the “Company”) and American Stock Transfer and Trust Company, LLC entered into an agreement amending (the “Amendment”) the Rights Agreement (the “Rights Agreement”) dated as of January 6, 2000.

A summary of the Amendment is as follows: the Amendment (i) extends the Expiration Date (as defined in the Rights Agreement) of the Rights until January 14, 2020, unless earlier redeemed by the Company as provided for in the Rights Agreement; and (ii) sets the Purchase Price (as defined in Section 7(b) of the Rights Agreement) as of the effective date of the Amendment at Fifty Seven Dollars ($57.00).

The Amendment also provides that except for the foregoing modifications, the Rights Agreement is agreed to be in force and effect and not modified or amended.

The foregoing  summary description of the Amendment is qualified in its entirety by reference to the actual provisions of the Amendment, which is incorporation herein by reference.

A copy of the Amendment is filed with this Current Report on Form 8-K as Exhibit 4(b).

Item 9.01	Financial Statments and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4(b)	Amendment No. 1 dated as of December 11, 2009 to Rights Agreement dated as of January 6, 2000

99.1	Press Release dated December 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

      Date:  December 17, 2009
MET-PRO CORPORATION

By: /s/ Raymond J. De Hont
Raymond J. De Hont,
President and Chief Executive Officer